CAPSTAR MANAGEMENT COMPANY, L.P.

                     First Amendment to Amended and

                RESTATED AGREEMENT OF LIMITED PARTNERSHIP

            THIS FIRST AMENDMENT ("Amendment") is entered into as of the 1st day of April, 1997 by and among CapStar Hotel Company, a Delaware corporation, as General Partner, and the Persons listed on Exhibit A annexed hereto, as Limited Partners, for the purpose of amending that certain Amended and Restated Agreement of Limited Partnership of CapStar Management Company, L.P. (the "Partnership") dated as of August 23, 1996 (the "Existing Partnership Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings given such terms in the Existing Partnership Agreement.

                          W I T N E S S E T H :

            1. The Persons designated as "Contributors" on Exhibit A annexed hereto are this day making Capital Contributions to the Partnership, which Capital Contributions are more particularly described in Exhibit A annexed hereto.

            2. The General Partner wishes, in connection with the making of such Capital Contributions, to admit the Contributors as Additional Limited Partners.

            3. The General Partner wishes, pursuant to Section 4.2 of the Existing Partnership Agreement, to cause the Partnership to issue to the Contributors Partnership Interests having the rights, preferences and other privileges hereinafter described.




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            4.    The General Partner wishes to amend certain provisions of the
Existing Partnership Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1.    AMENDMENTS TO EXISTING PARTNERSHIP AGREEMENT.

            1.1 The following changes are hereby made to the definitions set forth in Article 1 of the Existing Partnership Agreement:

                  1.1.1 The words "or the Carrying Value of such property as determined pursuant to Exhibit B hereof, as the case may be" shall be inserted after the words "704(c) Value of such property" in the definition of "Carrying Value".

                  1.1.2 The word "of," as it appears prior to "(C)" in the definition of "Indemnitees," is hereby deleted and the word "or" inserted in its place.

                  1.1.3 The words "or a Limited Partner" are hereby inserted after the words "General Partner" in clauses (i)(A) and (i)(B) of the definition of "Indemnitee".

                  1.1.4 The language "representing a fractional part of the Partnership Interests of all Partners," contained in the definition of "Limited Partner Interest," is hereby deleted.

                  1.1.5 The word "not," contained in the definition of "Nonrecourse Built-In Gain," is hereby deleted and the word "no" inserted in its place.




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                  1.1.6 The first sentence of the definition of "Partnership
Unit" is hereby amended to read as follows:

      "Partnership Unit" means (i) a fractional undivided share of the Partnership Interests of all Partners (other than the Preferred Units); and (ii) each Preferred Unit.

                  1.1.7 The following language is hereby inserted after the words "Partnership Units," each time they appear, in the definition of "Percentage Interest":

"(other than Preferred Units)".

                  1.1.8 The following definitions are hereby added to Article 1 of the Existing Partnership Agreement:

            "CMC II" means CapStar Management Company II, L.P., a Delaware limited partnership of which the Partnership is a limited partner. Notwithstanding anything to the contrary contained in this Article, CMC II shall be deemed a Subsidiary of the Partnership for purposes of this Agreement.

            "CapStar General" means CapStar General Corp., a Delaware corporation which is the general partner of CMC II. CapStar General is a wholly-owned subsidiary of CapStar. "CapStar General" also includes any successor general partner of CMC II.

            "Effective Tax Rate" means, for any year, the percentage determined by the General Partner to be a reasonable estimate of the combined effective rate of Federal, state and local income tax (giving effect to the deduction of state and local income taxes, as applicable, for Federal and state income tax purposes) that would be applicable to the Partnership if it were a C corporation.

            "Final Determination" means (i) a decision, judgment, decree or other order by a court of original jurisdiction which has become final (i.e., the time for filing an appeal shall have expired without any appeal having been filed), (ii) a closing agreement made under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding, (iii) the expiration of the time for instituting a claim for refund, or if a claim was filed, the expiration of the time for instituting suit with respect thereto, or (iv) in any case where judicial review shall be




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                                                                    4

      unavailable, a decision, judgment, decree or other order of an administrative official or agency which has become final.

            "Operating Partnership" means each of CMC II and the Partnership.

            "Preferred Capital," with respect to each Preferred Unit, means an amount equal to $25.50.

            "Preferred Return," with respect to each Preferred Unit, means a preferred distribution right at the rate of 6.5% per annum, compounded quarterly to the extent not distributed pursuant to Section 5.1.A(1), on the Preferred Capital with respect to such Preferred Unit.

            "Preferred Sub-Account," with respect to a Preferred Unitholder, means an account maintained on the same basis as the Partners' Capital Accounts, but taking into account only the aggregate Preferred Capital, allocations of Net Income and Net Loss and distributions with respect to its Preferred Units (including distributions of Preferred Return).

            "Preferred Unit" means a Partnership Unit having the rights, preferences and privileges assigned to Preferred Units pursuant to the further provisions of this Agreement. The ownership of Preferred Units by the Partners is as set forth in Exhibit A annexed hereto, as such Exhibit may be amended from time to time.

            "Preferred Unitholder" means a Limited Partner that holds one or more Preferred Units.

            "Unpaid Preferred Return," with respect to each Preferred Unit, means an amount equal to the excess, if any, of (x) the aggregate Preferred Return on the Preferred Capital with respect to such Preferred Unit over (y) the aggregate of all amounts previously distributed with respect to such Preferred Unit pursuant to Section 5.1.A(1).

            1.2 The penultimate sentence of Section 4.1 of the Existing Partnership Agreement is hereby amended to read as follows:

      A number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units (other than Preferred Units) shall be the General Partner Interest.

            1.3 The words "(other than such portion of such proceeds as is contributed to CapStar General as described in Section 4.2.C)" are hereby inserted




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after the words "shares of the General Partner" in clause (a)(2) of Section
4.2.A of the Existing Partnership Agreement.

            1.4 The words "subject to the provisions of Section 4.2.C" are hereby inserted at the beginning of clause (y) at the end of Section 4.2.B of the Existing Partnership Agreement.

            1.5 The following Section 4.2.C is hereby added to the Existing Partnership Agreement.

            C. The parties acknowledge (i) that CMC II carries on activities similar to those of the Partnership, (ii) that the General Partner may, in connection with the redemption of interests in CMC II, issue New Securities to the partners of CMC II and (iii) that the General Partner may otherwise issue New Securities and cause the net proceeds of such issuance to be contributed to CapStar General (which will thereupon contribute such net proceeds to CMC II) and not to the Partnership as hereinabove provided. The parties further acknowledge that, notwithstanding anything to the contrary set forth in Section 4.2.B, the General Partner shall have the right so to issue such New Securities without contributing the net proceeds from the issuance thereof (or from the exercise of rights contained therein) to the Partnership so long as the General Partner determines in good faith that such issuance, and/or the contribution of the net proceeds thereof to CapStar General or the partners of CMC II, is in the interest of CapStar and is not prejudicial to the Partnership.

            1.6 The following words are hereby inserted after the words "Section 4.2" in Section 4.3 of the Existing Partnership Agreement: "in each case to the extent the proceeds thereof are required to be contributed to the Partnership as provided in Section 4.2.B hereof,".

            1.7 Section 5.1 of the Existing Partnership Agreement is hereby amended to read as follows:

            SECTION 5.1       REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS

            A. Distributions shall be made to the Partners as follows and in the following order of priority:




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                  (1) First, except to the extent the General Partner, by
      resolution of its Board of Directors, determines that the Partnership does not have cash available for distribution, to the Preferred Unitholders with respect to their Preferred Units, in proportion to and to the extent of their respective amounts of Unpaid Preferred Return on such Preferred Units at such time; and

                  (2) Thereafter, to the extent that the General Partner determines that the Partnership has cash available for distribution, to the Partners in accordance with their respective Percentage Interests.

      Distributions made pursuant to clause (1) shall be made on a quarterly basis.

            B. (1) Notwithstanding the provisions of Section 5.1.A, if it is anticipated that the Partners will recognize taxable income with respect to the Partnership for any year, the General Partner shall make a good faith estimate of the amount of such taxable income to be recognized by each of the Partners (other than any taxable income recognized as a result of the allocations of Net Income pursuant to Sections 6.1.A(1), (2) and
      (3)), and distributions of Partnership cash shall be made to the Partners, in proportion to their respective Percentage Interests, in an aggregate amount sufficient to permit each of the Partners to pay taxes (calculated at a rate equal to the Effective Tax Rate) on their distributive shares of such taxable income. Distributions required to be made pursuant to this
      Section 5.1.B(1) shall be made at such times as may be appropriate to permit the Partners to make estimated tax payments; provided that if any Partnership Unit is redeemed pursuant to Section 8.6 or 8.7, the fact that such Partner may no longer hold any Partnership Units after such redemption shall not affect such Partner's right to receive any distributions required pursuant to this Section 5.1.B(1) with respect to the applicable taxable income allocated to such Partnership Unit up to and including the date of such redemption.

                  (2) The computation of the amounts required to be distributed pursuant to Section 5.1.B(1) for any year shall be adjusted (i) prior to each distribution for such year, (ii) upon the filing of the Partnership's Federal income tax return for such year, (iii) upon any Final Determination of the Partnership's taxable income for such year and (iv) at any other time when in the good faith judgment of the General Partner it appears that a prior estimate has been incorrect, in each case so as to take into account actual determinations and/or revised estimates of the Partners' shares of taxable income for such year for Federal income tax purposes. Following any such adjustment, the amounts to be distributed pursuant to Section 5.1.B(1) shall be adjusted appropriately, or additional distributions shall be made, so as to give effect to such actual determinations and/or revised estimates.




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                                                                    7

            1.8 Sections 6.1.A and 6.1.B of the Existing Partnership Agreement are hereby amended to read as follows:

            A. NET INCOME. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Income shall be allocated as follows and in the following order of priority:

                  (1) First, to the General Partner until the aggregate amount of Net Income allocated to it pursuant to this clause (1) for the current and all prior years equals the aggregate amount of Net Loss previously allocated to it pursuant to the proviso of Section 6.1.B(3);

                  (2) Second, to the Partners, in proportion to and to the extent of any deficit balances in their respective Capital Accounts;

                  (3) Third, to the Preferred Unitholders with respect to their Preferred Units, in proportion to and to the extent of the excess, if any, of (x) each such Preferred Unitholder's aggregate Preferred Capital with respect to such Preferred Units over (y) the balance of such Preferred Unitholder's Preferred Sub-Account; and

                  (4) Thereafter, to the Partners in accordance with their respective Percentage Interests.

            B. NET LOSS. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Loss shall be allocated as follows and in the following order of priority:

                  (1) First, to the Partners in proportion to and to the extent of the excess, if any, of (x) each such Partner's Capital Account balance over (y) such Partner's aggregate Preferred Capital with respect to such Partner's Preferred Units (if any);

                  (2) Second, to the Preferred Unitholders, in proportion to and to the extent of their remaining Capital Account balances; and

                  (3) Thereafter, to the Partners in accordance with their respective Percentage Interests; provided that, to the extent any such allocation to a Limited Partner would (after giving effect to the allocations required under Sections 1.A and 1.B of Exhibit C) give such Limited Partner an Adjusted Capital Account Deficit, such amount of Net Loss shall instead be allocated to the General Partner.




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            1.9 The words "or the exercise by the General Partner of its rights under Section 8.7" are hereby inserted after the words "Section 8.6" in Section 7.1(A)(20) of the Existing Partnership Agreement.

            1.10 The following words are hereby inserted at the end of Section 7.4.B of the Existing Partnership Agreement:

      Notwithstanding anything to the contrary contained in the foregoing: (i) to the extent costs and expenses of the General Partner relate exclusively to the ownership and operation of, or are for the exclusive benefit of, CMC II, the Partnership shall have no obligation to reimburse the General Partner for such costs and expenses; and (ii) costs and expenses of the General Partner which do not relate exclusively to the ownership or operation of, and are not for the exclusive benefit of, either the Partnership or CMC II shall be shared by the Partnership and CMC II in such manner the General Partner shall determine in good faith.

            1.11 The following words are hereby inserted at the end of Section 7.4.C of the Existing Partnership Agreement:

      To the extent such expenses relate to the organization or reorganization of the General Partner or the issuance of CapStar Shares or New Securities, they shall be reimbursed on the basis described in clause (ii) of the last sentence of Section 7.4.B.

            1.12 Section 7.4.D of the Existing Partnership Agreement is hereby amended and restated in its entirety to read as follows:

            D. In the event that the General Partner shall elect to purchase from its shareholders CapStar Shares for the purpose of delivering such shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for such CapStar Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and CMC II and shall be reimbursed to the General Partner by the Partnership and CMC II on the basis described in clause (ii) of the last sentence of Section 7.4.B, subject to the condition that: (i) if such CapStar Shares subsequently are to be sold by the General Partner, the General Partner shall pay to the




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                                                                    9

      Partnership and CMC II any proceeds received by the General Partner for such CapStar Shares in the same proportion as the reimbursements made with respect to such CapStar Shares pursuant to the preceding portion of this sentence (provided that a transfer of CapStar Shares for Partnership Units pursuant to Section 8.6 or 8.7 (or for partnership units in CMC II pursuant to the corresponding provisions of the partnership agreement of CMC II) shall not be considered a sale for such purposes); and (ii) if such CapStar Shares are not retransferred by the General Partner within 30 days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole Partnership Unit) held by the General Partner equal to the product obtained by multiplying the number of such CapStar Shares (to the extent the reimbursement with respect thereto was made by the Partnership and not by CMC II) by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

            1.13 Section 7.5.A of the Existing Partnership Agreement is hereby amended and restated in its entirety to read as follows:

            A. The General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of stock, partnership interests or other interests in the Partnership, CapStar General and any other entity formed to own interests in the Partnership or CMC II (including CapStar LP), the management of the businesses of the Partnership, CapStar General and any other such entity, the management of the business of CMC II (to the extent such management is delegated to the General Partner by CapStar General) and such activities as are incidental thereto. The General Partner shall not incur any debts other than (i) debt of the Partnership or CMC II for which it may be liable in its capacity as General Partner of the Partnership or as a guarantor or co-borrower, and (ii) indebtedness for borrowed money the proceeds from which borrowing are loaned to the Partnership, CapStar General or CMC II on the same terms and conditions as the borrowing by the General Partner. The General Partner shall not hold any assets other than the stock, partnership interests and other interests hereinabove referred to, other than such bank accounts or similar instruments or accounts as it deems necessary to carry out its responsibilities contemplated under this Agreement, the responsibilities with respect to CMC II delegated to it by CapStar General and other activities consistent with the foregoing provisions of this Section 7.5A. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.




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            1.14 Section 7.5.B of the Existing Partnership Agreement is hereby amended and restated in its entirety to read as follows:

            B. The General Partner may, from time to time, purchase and/or redeem CapStar Shares (including, without limitation, in connection with a stock repurchase or similar program) if the General Partner determines that it is in the interest of the Partnership and CMC II to purchase and/or redeem CapStar Shares. In the event that the General Partner purchases and/or redeems CapStar Shares, then the General Partner and CapStar General shall cause the Partnership and CMC II to purchase from the General Partner and/or CapStar General (and/or any other Partner (or partner in CMC II) in which the General Partner owns a direct or indirect interest), concurrently with the CapStar Share purchase or redemption, Partnership Units and partnership units in CMC II (the "CMC II Units"). The relative amounts of Partnership Units and CMC II Units (collectively, "Units") purchased by the Operating Partnerships shall be determined by reference to the number of Units in each Operating Partnership owned directly or indirectly by the General Partner. The purchase of such Units shall be for the same consideration (including any fees, concessions and expenses payable by the General Partner) and on the same terms as those applicable to the purchase or redemption by the General Partner of the related CapStar Shares.

            1.15 The words "Except as provided in" at the beginning of Section 7.6.B of the Existing Partnership Agreement are hereby deleted and replaced by the words "Subject to the provisions of".

            1.16 The following words are hereby inserted at the end of Section 7.6.D of the Existing Partnership Agreement: "If any such employees also perform, directly or indirectly, services for CMC II or any of its Subsidiaries, then the plans benefitting such employees shall be funded by the Partnership and CMC II in such relative amounts as the General Partner and CapStar General shall determine in good faith."




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            1.17 The words "(including CMC II and CapStar General)" are hereby inserted after the words "Affiliates of the Partnership" in Section 7.6.E of the Existing Partnership Agreement.

            1.18 Section 7.8.B of the Existing Partnership Agreement is hereby amended and restated in its entirety to read as follows:

            B. The Limited Partners expressly acknowledge that, so long as the General Partner acts in good faith and in accordance with the provisions of this Agreement, the General Partner shall not be liable to the Partnership or to any Partner for monetary damages or otherwise, and no Limited Partner shall have any claim against the General Partner, by reason of any action, decision or omission which is alleged to have benefitted the General Partner or CMC II at the expense of, or without corresponding benefit to, the Partnership (including, without limitation, any decision to cause a hotel to be acquired by CMC II or any of its Subsidiaries rather than by the Partnership or any of its Subsidiaries) or which is alleged not to have taken into account the separate interests of the Limited Partners.

            1.19 The following language is hereby added at the end of Section 8.6.A of the Existing Partnership Agreement:

      Notwithstanding anything to the contrary set forth above, if any Preferred Unitholder shall exercise the Redemption Right with respect to any Preferred Units, the Partnership shall be obligated to pay to such Preferred Unitholder, together with the Cash Amount, the Unpaid Preferred Return attributable to the Preferred Units being redeemed as of the date such payment is made.

            1.20 The following language is hereby inserted after the words "Section 8.6" in Section 8.4 of the Existing Partnership Agreement: "(including any such right exercised after the giving of a Mandatory Redemption Notice as provided in Section 8.7)".

            1.21 Section 8.5(D) of the Existing Partnership Agreement is hereby renumbered Section 8.6(D), and the numeral "180" in said Section is hereby replaced by the numeral "30."




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            1.22 The words "Except as provided in Section 8.6.B," are inserted at the beginning of the fourth sentence of Section 8.6.A of the Existing Partnership Agreement.

            1.23 The last sentence of the first paragraph of Section 8.6.A of the Existing Partnership Agreement is hereby deleted.

            1.24 The word "in" in the last sentence of the first paragraph of
Section 8.6.B of the Existing Partnership Agreement is hereby deleted, and the words "on the" are hereby inserted in its place.

            1.25 The following language is inserted at the end of Section 8.6.B of the Existing Partnership Agreement:

      Notwithstanding anything to the contrary contained in the foregoing or in
      Section 8.6.A, if the Cash Amount with respect to a redemption of Partnership Units is, pursuant to Section 8.6.D hereof, paid after the Specified Redemption Date, then (i) such redemption shall not occur until the Cash Amount is paid and (ii) the Limited Partner in question (or its Assignee) shall have the right to continue receiving distributions hereunder until the date of such redemption or as otherwise provided in
      Section 5.1.B(1).

      In addition, notwithstanding anything to the contrary contained in Section 8.6.A, if the General Partner exercises its right to satisfy the Redemption Right pursuant to this Section 8.6.B, then, if the Redeeming Partner is a Preferred Unitholder: (i) the General Partner shall be obligated to pay to such Preferred Unitholder, together with the payment of the Cash Amount or the delivery of CapStar Shares, an amount equal to the Unpaid Preferred Return attributable to such Preferred Units as of the date such payment is made; and (ii) if the General Partner has elected to deliver CapStar Shares to such Preferred Unitholder, the General Partner shall have the right to satisfy its obligation under clause (i) of this sentence by delivering to such Preferred Unitholder a number of CapStar Shares equal to the amount of such Unpaid Preferred Return DIVIDED BY the Value on the Valuation Date of one CapStar Share (rounded down to the nearest whole number of CapStar Shares if such quotient is not a whole number).




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            1.26 The following Section 8.6.E is hereby added to the Existing
Partnership Agreement:

      E. Notwithstanding anything to the contrary hereinabove contained, except as provided in Section 8.7.A, no Limited Partner shall be entitled to exercise the Redemption Right with respect to any Preferred Unit as to which the Mandatory Redemption Notice (as hereinafter defined) has been given.

            1.27 The following Section 8.6.F is hereby added to the Existing Partnership Agreement:

            F. In addition to the right of redemption hereinabove provided for in this Section 8.6, the Limited Partners, other than CapStar LP, shall have the right, on one occasion only on or after the seventh anniversary of the date of this Agreement, to require the Partnership to redeem all of their Preferred Units then outstanding at a redemption price equal to $25.50 per Preferred Unit. If such right is exercised, then, for purposes of this Agreement but subject to the further provisions of this Section 8.6.F, (i) such exercise shall be deemed to constitute, as to each Limited Partner (other than CapStar LP), the exercise of the Redemption Right,
      (ii) each such Limited Partner shall be deemed a Redeeming Partner, and
      (iii) such redemption shall, except as provided above and except as hereinafter provided, be treated in the same manner as a redemption pursuant to Section 8.6.A hereof; provided that (A) the Notice of Redemption shall be signed by all such Limited Partners, (B) each Notice of Redemption shall state specifically that it is being given under this
      Section 8.6.F and (C) such Limited Partners shall be entitled to elect (which election shall be indicated in the Notice of Redemption) whether to be paid the Cash Amount (which term, for purposes of this Section 8.6.F, shall mean the redemption price provided for above) or to receive CapStar Shares in exchange for their Preferred Units (the number of CapStar Shares so to be delivered to such Limited Partners to be computed in accordance with Section 8.7.B hereof). In the event such Limited Partners elect to receive CapStar Shares in exchange for their Preferred Units, the provisions of Section 8.6.B shall apply (except that references therein to the General Partners's election to deliver CapStar Shares to the Redeeming Partners shall instead be deemed references to the election of the Limited Partners to receive CapStar Shares). The redemption right provided for in this Section 8.6.F may be exercised only in conjunction with the exercise of the redemption right provided for in Section 8.6.F of the CMC II Partnership Agreement, and the Limited Partners' election hereunder whether to be paid the Cash Amount or




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                                                                    14

      to receive CapStar Shares shall correspond to the election of the limited partners of CMC II under said Section 8.6.F.

            1.28 The following Section 8.7 is hereby added to the Existing Partnership Agreement:

            SECTION 8.7       MANDATORY REDEMPTION.

                  A. Except as otherwise provided in the last sentence of this
      Section 8.7.A, the Partnership shall have the right ("Mandatory Redemption Right"), at any time on or after the third anniversary of the date of this Amendment, to redeem all or any portion of the Preferred Units at a redemption price equal to $25.50 per Preferred Unit; provided, however, that any such redemption shall be effected on a PRO RATA basis among all of the Preferred Unitholders. The Mandatory Redemption Right shall be exercised pursuant to a notice (the "Mandatory Redemption Notice") delivered by the Partnership to the Preferred Unitholders whose Preferred Units are being redeemed. If the Mandatory Redemption Notice is given to a Preferred Unitholder, then the redemption of such Preferred Unitholder's Preferred Units shall take place on the tenth Business Day after the giving of such Notice. On such tenth Business Day, the Partnership shall pay to such Preferred Unitholder the redemption price hereinabove provided for, and such Preferred Unitholder shall deliver to the Partnership such instruments of transfer as the Partnership shall reasonably require assigning to the Partnership the Preferred Units being redeemed, free and clear of all liens and encumbrances. Such Preferred Unitholder shall pay any state or local property transfer tax payable in connection with such transfer. Notwithstanding anything to the contrary contained in the foregoing, if, within 5 Business Days after the giving of the Mandatory Redemption Notice, any Preferred Unitholder gives the Redemption Notice with respect to the Preferred Units specified in such Mandatory Redemption Notice, then such Mandatory Redemption Notice shall be deemed null and void and the provisions of Section 8.6 shall apply with respect to such Preferred Units.

                  B. (i) Notwithstanding anything to the contrary contained in
      Section 8.7.A, the General Partner shall have the right to purchase all or any portion of the Preferred Units in lieu of the Partnership's exercise of its Mandatory Redemption Right. Any such purchase by the General Partner of the Preferred Units shall be on the terms and conditions set forth in Section 8.7.A, with the General Partner performing the obligations of the Partnership under such section; provided, however, that the General Partner shall have the right (the "Share Exchange Right"), in lieu of paying to the Preferred Unitholder in question the redemption price provided for in Section 8.7.A, to deliver to such Preferred Unitholder a number of CapStar




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                                                                    15

      Shares equal to (i) the number of Preferred Units being purchased, multiplied by (ii) $25.50, divided by (iii) the Value per CapStar Share on the Valuation Date (which amount shall be rounded down to the nearest whole number if it is not a whole number). The Share Exchange Right shall be exercised by notice included in the Mandatory Redemption Notice. For purposes of this Section 8.7, the term "Valuation Date" shall mean the date on which the Mandatory Redemption Notice is delivered to the Preferred Unitholder in question or, if such date is not a Business Day, the first Business Day thereafter. If the General Partner purchases Preferred Units pursuant to this Section 8.7.B, the General Partner shall thereafter be treated for all purposes as the owner of such Preferred Units.

                        (ii) Notwithstanding anything to the contrary contained in clause (i) this Section 8.7.B, if the General Partner shall exercise the Share Exchange Right with respect to a Preferred Unitholder on or after the third anniversary of the date hereof, such Preferred Unitholder shall have the right, by notice given to the General Partner within five Business Days after the giving of the Mandatory Redemption Notice, to receive cash for its Preferred Units in lieu of accepting delivery of CapStar Shares therefor. If any Preferred Unitholder shall exercise such right, then the Partnership or the General Partner shall pay to such Preferred Unitholder the redemption price for the Preferred Units being redeemed as provided in Section 8.7.A or clause (i) of this Section 8.B, as applicable. In addition to the foregoing, if the General Partner shall exercise the Mandatory Redemption Right on or after the third anniversary of the date hereof and shall not exercise the Share Exchange Right as to a Preferred Unitholder, such Preferred Unitholder shall have the right, by notice given to the General Partner within five Business Days after the giving of the Mandatory Redemption Notice, to require the General Partner to deliver CapStar Shares to such Preferred Unitholder in exchange for such Preferred Unitholder's Preferred Units. If any Preferred Unitholder shall exercise such right, then the General Partner shall so deliver such CapStar Shares on the terms and conditions set forth in clause (i) of this
      Section 8.7.B.

                  C. If the Mandatory Redemption Right is exercised or the General Partner purchases Preferred Units pursuant to Section 8.7.B, then the Partnership or the General Partner, as the case may be, shall be required to pay to the Preferred Unitholder in question, in addition to the payment or the delivery of CapStar Shares hereinabove provided for, an amount equal to the Unpaid Preferred Return (as of the date such payment is made) attributable to the Preferred Units being so redeemed or purchased; provided, however, that if the General Partner has elected to purchase Preferred Units by delivery of CapStar Stock and a Preferred Unitholder has not elected, pursuant to Section 8.7.B, to receive cash in lieu of CapStar Shares, or if a Preferred Unitholder shall elect pursuant to Section 8.7.B to receive CapStar Shares in exchange for its Preferred Units, the General Partner shall have the right, in lieu of paying an amount equal to such Unpaid Preferred Return, to deliver to such Preferred Unitholder a whole number of CapStar Shares equal to the amount of such Unpaid Preferred Return (as of the date such payment is made) DIVIDED BY the Value on the Valuation Date of one CapStar Share (rounded down to the nearest whole number of CapStar Shares if such quotient is not a whole number).

                  D. Notwithstanding the foregoing, in no event shall the Mandatory Redemption Right be exercisable with respect to any Preferred Unit as to which a Redemption Notice has been given as provided in Section 8.6.

            1.29 The words "or Section 8.7" are hereby inserted at the end of the last sentence of Section 11.1.A of the Existing Partnership Agreement.

            1.30 The words "which has been approved by the requisite Consent of the Partners pursuant to Section 7.3" are hereby deleted from Section 11.2.B of the Existing Partnership Agreement.

            1.31 Section 11.2.C of the Existing Partnership Agreement is hereby amended and restated in its entirety to read as follows:

            C. Notwithstanding anything to the contrary contained in Section 11.2.B, the General Partner may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity are contributed, directly or indirectly, to the Partnership and CMC II as capital contributions in exchange for Units having, as to each Operating Partnership, a fair market value, as reasonably determined by the General Partner, equal to the 704(c) Value of the assets so contributed to such Operating Partnership. Such assets shall be allocated between the Partnership and CMC II in such manner as the General Partner and CapStar General shall determine in good faith.

            1.32 The words "in connection with" are hereby substituted for the word ", or" in Section 11.2.D of the Existing Partnership Agreement.

            1.33 The words "and Section 11.7" are hereby inserted after the words "Section 11.3.F" in Section 11.3.A of the Existing Partnership Agreement.

            1.34 The last sentence of Section 11.4.C of the Existing Partnership Agreement is hereby deleted.

            1.35 The words "or Section 8.7" are hereby inserted after the words "Section 8.6" in Sections 11.6.A, 11.6.B and 11.6.D of the Existing Partnership Agreement.

            1.36 The last sentence of Section 11.6.D of the Existing Partnership Agreement is hereby deleted and the following sentence inserted in its place:

      Without derogating from the provisions of Section 5.1.B, all distributions attributable to such Partnership Unit before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner or the Partner whose Preferred Units are being redeemed, as the case may be.

            1.37 The words "pursuant to Section 5.1.B" are hereby inserted in place of the words "of the Partner Distribution Amount with respect to which the Partnership Record Date is" and the words "of the Partner Distribution Amount" in the last sentence of Section 12.2.C of the Existing Partnership Agreement.

            1.38 The words "or the Partner whose Preferred Units are being redeemed pursuant to Section 8.7" are hereby inserted after the words "Redeeming Partner" in the last sentence of Section 11.6.D of the Existing Partnership Agreement, and the portion of such sentence after the words "as the case may be" is hereby deleted.

            1.39 The words "but subject to Section 14.1.C" are hereby inserted after the numeral "14.1.A" in Section 14.1.B of the Existing Partnership Agreement.

            1.40 The words "Section 11.7 (as to any then existing Limited Partner) or" are hereby inserted after the word "amend" in clause (vi) of
Section 14.1.C of the Existing Partnership Agreement.

            1.41 The words ", or (vii) amend Section 2 of Exhibit C in a manner adverse to such Partner" are hereby added at the end of Section 14.1.C of the Existing Partnership Agreement.

            1.42 A new Section 11.7 is hereby added to the Existing Partnership Agreement as follows:

            SECTION 11.7 PLEDGES OF PARTNERSHIP INTERESTS. Except as provided in
      Section 11.3.F, no Limited Partner shall pledge, hypothecate or grant a security interest in all or any portion of its Partnership Interest; provided, however that any Limited Partner shall have the right, as security for a borrowing from a bank, insurance company or other commercial lending institution (an "Institutional Lender"), to pledge or hypothecate to such Institutional Lender, or to grant and/or sell to and/or purchase from such Institutional Lender or an Affiliate thereof an option with respect to, or grant to such Institutional Lender a security interest in, all or a portion of its Partnership Units, and any transfer of such pledged Partnership Units to such Institutional Lender (or to its transferee in any public or private sale by such Institutional Lender) pursuant to the exercise of rights or remedies in connection with such pledge or option shall be permitted hereunder.

            1.43 The words "or Section 11.7" are hereby inserted after the words "Section 11.3.F" in Section 11.3.C of the Existing Partnership Agreement.

            1.44 The words "or Section 11.7" are hereby inserted after the words "Section 11.3.F" in Section 11.4.C of the Existing Partnership Agreement.

            1.45 The text of Section 13.4 of the Existing Partnership Agreement is hereby deleted in its entirety, and the words "[Intentionally left blank]" are inserted in their place.

            1.46 The word "for" is hereby substituted for the words "provisions of" in Section 13.6 of the Existing Partnership Agreement.

            1.47 The term "Partnership Interests" is hereby replaced by the term "Percentage Interests" in the first sentence of Section 14.1.A and the first sentence of Section 14.2.A of the Existing Partnership Agreement.

            1.48 The following changes are hereby made to Section 14.1.C of the Existing Partnership Agreement: (A) the words "or Mandatory Redemption Right" are inserted after the words "Redemption Right"; and (B) the word "Sections" in clause (iv) is changed to "Section", and the language "or 8.7" is added after the numeral "8.6" in such clause.

            1.49 The words "Subject to Section 14.1, the" are hereby substituted for the word "The" at the beginning of Section 7.3 of the Existing Partnership Agreement.

            1.50 Exhibit A to the Existing Partnership Agreement is hereby deleted in its entirety and replaced with Exhibit A annexed hereto.

            1.51 The words "and if the Regulations currently in effect are not modified" are hereby inserted immediately after the words "the Code" in Section 1.C of Exhibit B to the Existing Partnership Agreement.

            1.52 The words "and Section 1 of Exhibit C" are hereby inserted immediately after the reference to Section 6.1 in Section 1.D(1) of Exhibit B to the Existing Partnership Agreement.

            1.53 The last sentence of Section 1.E of Exhibit B to the Existing Partnership Agreement is hereby deleted in its entirety.

            1.54 The first sentence of Section 1.D of Exhibit C to the Existing Partnership Agreement is hereby amended to read as follows:

      Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners as Net Loss in accordance with Section 6.1.B of the Agreement.

            1.55 The following paragraph G is hereby inserted at the end of
Section 1 of Exhibit C to the Existing Partnership Agreement:

            G. REGULATORY ALLOCATIONS. The allocations set forth in Sec tions 1.A through 1.F (the "REGULATORY ALLOCATIONS") shall be taken into account in allocating items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

            1.56 The words ", subject to the following, have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners. With respect to the Contributed Property transferred to the Partnership on or about the Effective Date, the Partnership shall" shall be deleted from Section 2.C of Exhibit C to the Existing Partnership Agreement.

            1.57 The following paragraph D is hereby inserted at the end of
Section 2 of Exhibit C to the Existing Partnership Agreement:

            D. Any foreign or other tax credits of the Partnership shall be allocated among the Partners in proportion to the allocations of income with respect to which such credits arose.

            1.58 Exhibit D to the Existing Partnership Agreement is hereby deleted in its entirety and replaced with Exhibit B annexed hereto.

            1.59 All capitalized terms defined in the Existing Partnership Agreement which are no longer used in such Agreement, as amended by this Amendment, are hereby deleted.

      2.    Admission of Additional Limited Partners;

            ADDITIONAL MATTERS RELATING TO CONTRIBUTORS

            2.1 All capitalized terms used in this Article 2 or in Article 3 and not otherwise defined shall have the respective meanings given them in the Existing Partnership Agreement, as amended by this Amendment.

            2.2 Each of the Contributors is hereby admitted to the Partnership as a Limited Partner pursuant to Section 4.2.A of the Existing Partnership Agreement. Each of the Contributors has contributed to the Partnership the property described in Exhibit A annexed hereto, and each Contributor shall receive, pursuant to this Amendment, the Partnership Units listed opposite the name of such Contributor in said Exhibit A. Each Contributor hereby agrees to be bound of all of the provisions of the Existing Partnership Agreement, as amended hereby.

            2.3 The parties agree that, for purposes of Section 8.6 of the Partnership Agreement, the date before which the Redemption Right may not be exercised by the Contributors shall be August 23, 1997.

      3. RESTRUCTURING OF CAPSTAR ENTITIES. The parties (including, without limitation, the Contributors) acknowledge that, in connection with a proposed restructuring of the General Partner and its Subsidiaries, the General Partner intends to cause the following actions to be accomplished: (i) the contribution by the Partnership to CMC II of certain assets owned by the Partnership (such assets to be selected by the General Partner in its sole discretion) in exchange for a number of CMC II Units to be determined in good faith by CGC, (ii) the distribution by the Partnership to CHC of all of the Partnership's partnership units in CMC II in redemption of an equal number of Partnership Units and (iii) the contribution by CHC to CGC of all of such partnership units in CMC II. The Limited Partners (including the Contributors) hereby consent to such actions and agree that, notwithstanding anything to the contrary contained in the Existing Partnership Agreement (including Section 14.1.C thereof), the General Partner shall have the right, without the consent of the Limited Partners, to make such amendments to the Existing Partnership Agreement, as amended hereby, as the General Partner determines in good faith are necessary or desirable to accomplish such actions. The provisions of Section 2.4 of the Existing Partnership Agreement shall apply with respect to such amendments.

            IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                              GENERAL PARTNER:

                              CAPSTAR HOTEL COMPANY

                              By: /s/ John E. Plunket
                                 ------------------------------
                                 Name: John E. Plunket
                                 Title: Exec. V.P.


                              LIMITED PARTNERS:

                              CAPSTAR LP CORPORATION

                              By: /s/ John E. Plunket
                                 ------------------------------
                                 Name: John E. Plunket
                                 Title: Exec. V.P.

                        GQ INDIANAPOLIS ASSOCIATES, LTD.

                              By:   GQ Indianapolis Hospitality, Inc.

                                    By: /s/ Mahmood Khimji
                                       ------------------------------
                                       Name: Mahmood Khimji
                                       Title: President

                                   EXHIBIT A

                      PARTNERS AND PARTNERSHIP INTERESTS

      NAME AND ADDRESS OF PARTNER        PARTNERSHIP UNITS  PARTNERSHIP INTEREST
      ---------------------------        -----------------  --------------------

GENERAL PARTNER:

      CapStar Hotel Company                        185,270          1%
      1010 Wisconsin Avenue, N.W.
      Suite 650
      Washington, D.C. 20007

LIMITED PARTNERS:

      CapStar Hotel Company                     18,118,170         97.79%
      1010 Wisconsin Avenue, N.W.       No Preferred Units

      Suite 650
      Washington, D.C. 20007

      CapStar LP Corporation                       200,881          1.09%
      1010 Wisconsin Avenue, N.W.       No Preferred Units

      Suite 650
      Washington, D.C. 20007

CONTRIBUTOR

      GQ Indianapolis Associates Ltd.               22,743           .12%
      545 E. John Carpenter Freeway     No Preferred Units

      Suite 1400
      Irving, Texas 75062

CAPITAL CONTRIBUTIONS MADE BY CONTRIBUTOR

      Indianapolis Doubletree Hotel

                                   EXHIBIT B
                                  "EXHIBIT D

                         VALUE OF CONTRIBUTED PROPERTY

UNDERLYING PROPERTY             704(C) VALUE        AGREED VALUE
-------------------             ------------        ------------

All properties                 To be determined by general partner in the
                               exercise of its reasonable discretion